Filed by Charles River Laboratories International, Inc.
pursuant to Rule 14a-12
of the Securities Exchange Act of 1934

Subject Company: Charles River Laboratories International, Inc.
(Commission File No.: 001-15943)

Leadership Q&A
April 26, 2010

The following Q&A will help you address employee questions and concerns.

Q: Why are we planning to acquire WuXi AppTec?

A: This combination transforms Charles River and our industry by creating the only global CRO to offer fully integrated drug development services from molecule creation to first-in-human testing.
This is a good opportunity for Charles River for four reasons:
o	Enables us to better serve our customers
o	Enhances our management team and scientific expertise
o	Drives profitable revenue growth
o	Gives us a strong presence in China, an emerging research frontier for our clients

Q: How will the acquisition impact our business?

A: This transaction will strategically strengthen the company, which is good for employees.  We are introducing a new business segment, Discovery Services (DS), which will complement our existing RMS and PCS businesses.  The DS business will consist of discovery and medicinal chemistry, China-based non-GLP efficacy testing, chemistry-based manufacturing, and discovery and imaging services.  Customers are already outsourcing in these areas which are fast-growing and profitable.

We are excited about our expanded portfolio and how this transaction enables us to grow the business in new areas.

Q: Do the two Companies share similar values?

A: Charles River and WuXi AppTec share similar corporate values.  We are both employee centric organizations with a shared goal of accelerating our clients’ research and drug development programs.  We are both focused on exceeding client expectations and our scientific expertise.  We pride ourselves on our cultures of employee longevity.  Our shared values, business and goals will play a key role in successfully integrating the two organizations.

Q: Who is WuXi AppTec and what will the combined company look like?

A: WuXi AppTec is a leading drug research and development outsourcing company with expertise in discovery chemistry.  The Company was established in 2000 and has steadily grown to more than 4,000 employees with operations in China and the United States.  The combined company will have 12,000 employees providing unparalleled support for our customers’ chemistry, biology and early-stage drug development needs.  For additional information on WuXi PharmaTech, visit www.pharmatechs.com.

Q: Does this mean we will transfer the work in North America and Europe to China?

A: It is our long-term vision to support our clients wherever they choose to conduct their drug research and development.  Our clients view China as the new frontier for drug development.  It is our goal to establish a strong presence for drug development products and services in China, to meet our clients’ needs.

This transaction will enable us to support our clients’ drug development needs in all three geographic locations.  This will enable our clients to work with us in whatever location they choose; including North America, Europe, China or a combination of sites.

It is important to understand, that there is limited capacity in China, which will restrict the amount of work that can be done in that area.  Currently North America and Western Europe have more than 8M square feet of preclinical capacity vs China which has approximately 500K square feet.

Q: Where will Charles River be headquartered?

A: Our headquarters will remain in Wilmington, Massachusetts.

Q: What makes this the right time to do this deal, especially considering we recently reduced staff and closed facilities?

A: Despite the difficult economy, we must respond to the changing market environment and the needs of our client base —which calls for us to continue to grow our business.  This is a time when we see clients merging and expecting that their suppliers have increasingly broader portfolios.  Through acquisitions of companies like WuXi AppTec, we are building a stronger Company that will be well-positioned to compete in the future. The Chemistry business is an emerging, fast growing area that will enable us to grow our business faster.

Q: When will I know what impact, if any, the transaction will have on me, my job, my responsibilities, etc.?

A: We see this as a great opportunity for the company and our employees over the long term.  As the two companies merge, there will be some limited duplication of functions but the majority of employees will not be impacted.  These duplications will be identified in the coming months by the integration teams as we solidify our integration strategy.  We will work through the integration process as quickly as possible.

Q: What are the duplicate functions—i.e. jobs—that are going to be eliminated? In areas where jobs are eliminated, how will it be decided who goes and who stays?  Will it be based on seniority?  Job performance?  Some other criteria?

A: We see this as a great opportunity for the company and our employees over the long term.  As the two companies merge, there will be some limited duplication of functions but the majority of employees will not be impacted.  These duplications will be identified in the coming months by the integration teams as we solidify our integration strategy.  We will work through the integration process as quickly as possible.

Q: What sort of severance benefits will employees, whose jobs are eliminated, receive?  Will the company provide enhanced outplacement services?

A: Employees leaving the company will be treated fairly and with the courtesy and professionalism they deserve. We will provide each impacted employee with career counseling services through an outside professional vendor.  We will be addressing this topic with employees once the integration plan is finalized.

Q: If my job is eliminated, can I apply for another job at the combined company?

A: It’s our longstanding policy to allow any employee to apply for any open position.

Q: Will I be offered a job at the remaining corresponding facility in my geography?

A: Operational decisions will be made by the integration team, which is comprised of individuals from both companies in the next few months.  We will work through the integration process as quickly as possible.

Q: Should I contact my counterparts at WuXi AppTec to begin discussing transition plans?

A: No.  Until the transaction is completed, both companies must continue to pursue their respective business activities as separate, stand-alone enterprises, exactly as before.  It is business as usual at Charles River.

Q: Will there be any changes to our benefits program?

A: We do not anticipate any changes in the benefit programs at this time.

Q: When is the transaction expected to close?

A: We expect the transaction to close in the fourth quarter of 2010.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,”

“believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and beliefs of Charles River Laboratories International, Inc. (Charles River) and WuXi AppTec(Cayman) Inc. (WuXi), and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that the companies may be unable to obtain stockholder or regulatory approvals required for the combination; 2) problems may arise in successfully integrating the businesses of the two companies; 3) the acquisition may involve unexpected costs; 4) the combined company may be unable to achieve cost synergies; 5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in Securities and Exchange Commission (SEC) reports filed or furnished by Charles River and WuXi.

Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River and WuXi. Charles River and WuXi assume no obligation and expressly disclaim any duty to update information contained in this filing except as required by law.

Additional Information

This document may be deemed to be solicitation material in respect of the proposed combination of Charles River and WuXi. In connection with the proposed transaction, Charles River will file a preliminary proxy statement and a definitive proxy statement with the SEC. The information contained in the preliminary filing will not be complete and may be changed. Before making any voting or investment decisions, investors and security holders are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. The definitive proxy statement will be mailed to the shareholders of Charles River seeking their approval of the proposed transaction. Charles River’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Charles River Laboratories, 251 Ballardvale Street, Wilmington, MA 01887, Attention: General Counsel. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov or shareholders may access copies of the documentation filed with the SEC by Charles River on Charles River’s website at www.criver.com.

Charles River and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Charles River’s directors and executive officers is available in Charles River’s proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 30, 2010. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Charles River shareholders in connection with the proposed transaction will be set forth in the preliminary proxy statement when it is filed with the SEC.

This document does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. The Charles River shares to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Charles River intends to issue such Charles River shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities